UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 15, 2021

Acacia Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37771	27-0291921
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three Mill and Main Place, Suite 400
Maynard, Massachusetts 01754
(Address of principal executive offices)
(978) 938-4896
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value per share	ACIA	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) As previously disclosed, effective February 7, 2018, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Acacia Communications, Inc. (the “Company”) approved awards of performance-based restricted stock units (each, a “PRSU,” collectively, the “PRSUs”) to the Company’s executive officers, including up to a maximum of 13,940 PRSUs for Murugesan Shanmugaraj, the Company’s President and Chief Executive Officer, up to a maximum of 8,712 PRSUs for John F. Gavin, the Company’s Chief Financial Officer and up to a maximum of 8,712 PRSUs for Bhupendra C. Shah, the Company’s Vice President of Engineering. Effective as of the same date, the Committee also approved up to a maximum of 8,712 PRSUs for Benny P. Mikkelsen, the Company’s Chief Technology Officer and up to a maximum of 8,712 PRSUs for Eric L. Fisher, the Company’s Vice President of Global Sales, under the Company’s 2016 Equity Incentive Plan (the “Plan”). Each PRSU was made pursuant to a restricted stock unit agreement with the applicable officer under the Plan in the form previously approved by the Board (the “Original PRSU Agreement”).

Each PRSU represents the right to receive one share of common stock, $0.0001 par value per share, of the Company (the “Common Stock”) upon vesting of the PRSU, subject to the terms and conditions set forth in the Plan and the applicable Original PRSU Agreement.

The PRSUs were subject to performance-based vesting. The number of PRSUs that vest were to be measured based on the level of achievement of a performance objective over a three-year period (the “Performance Period”) running from January 1, 2018 through December 31, 2020, as determined and certified by the Committee following the end of such Performance Period. Vesting of the PRSUs was also subject to the applicable officer’s continued provision of services to the Company through the vesting date, except in the case of death or disability where vesting would be pro-rated for time worked during the Performance Period.

The number of PRSUs that vest would be determined based on the Company's percentile achievement of relative total shareholder returns against an external comparator group during the Performance Period (the “Relative TSR Objective”). No PRSUs would vest unless a threshold level of achievement of the Relative TSR Objective was achieved.

The Performance Period ended on December 31, 2020.

In light of the long delay between (i) the closing under the amended and restated agreement and plan of merger (the “Amended and Restated Merger Agreement”), dated January 14, 2021, by and among the Company, Cisco Systems, Inc. (“Parent”) and Amarone Acquisition Corp. (“Merger Sub”), which provides for the acquisition of the Company by Parent by way of the merger of Merger Sub with and into the Company (the “Merger”) and (ii) the execution of the agreement and plan of merger, dated July 8, 2019, by and among the Company, Parent and Merger Sub, which has been amended and restated in its entirety by the Amended and Restated Merger Agreement, on January 15, 2021 the Committee amended the PRSUs to provide that the Payout Factor shall be 200% (the “PRSU Amendment”), which is the maximum Payout Factor, determined in accordance with the Original PRSU Agreements, that would have applied had the Merger closed on December 31, 2020, the final date of the Performance Period, using the Merger Consideration (as defined in the Amended and Restated Merger Agreement) of $115 per share, as the Ending Price (as defined in the Original PRSU Agreements).

Accordingly, 13,940 PRSUs, 8,712 PRSUs, 8,712 PRSUs, 8,712 PRSUs and 8,712 PRSUs vested as of January 15, 2021, for Mr. Shanmugaraj, Mr. Gavin, Mr. Shah, Mr. Mikkelsen and Mr. Fisher, respectively.

The foregoing description of the PRSUs does not purport to be complete and is qualified in its entirety by the complete text of the form of restricted stock unit agreement, which is incorporated herein by reference to Exhibit 10.9 to Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-208680) filed by the Company with the Securities and Exchange Commission on February 24, 2016.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACACIA COMMUNICATIONS, INC.

Date: January 20, 2021	By:	/s/ Janene I. Ásgeirsson
Janene I. Ásgeirsson
Chief Legal Officer and Secretary